Exhibit 10.iii.

SUMMARY OF BOARD OF DIRECTOR COMPENSATION

Board of Director Compensation

The Mosaic Company

Effective June 1, 2006

Non-Management Director Compensation

(Other than Non-Executive Chairman)

1.	Annual Retainer — $75,000

2.	Annual Committee Chair Retainer (Non-Audit) — $7,000

3.	Annual Audit Committee Retainer

a.	Chairperson — $15,000

b.	Other Audit Committee Members — $5,000

4.	Annual Equity Compensation Award — $65,000 value in restricted stock units

Non-Executive Chairman of the Board Compensation

1.	Annual Retainer — $150,000

2.	Annual Equity Compensation Award — $130,000 value in restricted stock units